As filed with the Securities and Exchange Commission on March 3, 2010 Registration No. (___ _)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DYNAMIC HYDROCARBONS LTD.
(Exact name of registrant as specified in its charter)

Nevada	1311	27-1838379
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7001 Winterberry Drive, Austin, Texas 78750 (512) 289-2489
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated 318 N. Carson St., #208, Carson City, NV 89701 (888) 972-7273
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to: Peter J. Gennuso, Esq. Gersten Savage LLP 600 Lexington Avenue, 9th Floor, New York, NY 10022 Facsimile: (212) 980-5192

Approximate date of commencement of proposed sale to the public - As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001	10,000,000	$0.01	$100,000	$7.13

(1)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.   This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated: March 3, 2010

Dynamic Hydrocarbons Ltd.

Up to 10,000,000 Shares of Common Stock

This Prospectus relates to the offer and sale of up to 10,000,000 shares of common stock, $0.001 par value (“Common Shares”) by Dynamic Hydrocarbons Ltd., a Nevada company (“we”, “us”, “our”, “Company” or similar terms).  This Offering will be conducted on a best efforts basis for up to ninety (90) days following the date of this Prospectus at a fixed price of $0.01 per Common Share.  There is no requirement to sell any specific number or dollar amount of securities, but we will use our best efforts to sell the securities offered.  We will not return any funds raised from investors in the event that we do not sell all of the securities being offered or if the funds raised are insufficient for the purposes set forth herein.  Dynamic Hydrocarbons Ltd. will issue a news release upon the closing of this Offering.

There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this Offering will be immediately available to us for our use. We are not using an underwriter for this Offering, we intend to offer the Common Shares through our officer and director. Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

There are no cash or property interests that will be paid as compensation in connection with the Offering, including, but not limited to, underwriting discounts and/or commissions.

Should the Company be successful in selling the 10,000,000 shares, it will have received $100,000 in gross proceeds, of which $21,750 is required for payment towards the costs of the Offering. The minimum amount of net proceeds available to finance the Company’s first oil and gas program is $20,000, of which 100% is to be allocated towards the initial geological evaluation and analysis report required to be completed to earn our working interest.  The amount of $58,250 will remain available for general working capital for the fiscal year, of which a portion could be used for additional exploration work on the property if warranted. Should additional exploration or development work be undertaken, the Company will be required to participate in costs on a percentage basis commensurate with its then earned interest of 4.75%, and will earn a comparable percentage of net revenues from production activities should commercial operations be undertaken in the future.  We are not currently undertaking any exploration or drilling programs on our oil and gas leases, therefore there will be no other parties participating in our first program.   We will pay 100% of the costs of the geological evaluation and analysis.   Should we determine upon finalization of that report to undertake a drilling program on the leases then we would be required to notice the other companies which hold an interest in the oil and gas leases. It cannot be known at this time if the geological evaluation will indicate any exploration targets or recommend that we undertake any drilling activities on the leases.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment.   Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on page 7.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                           , 2010

TABLE OF CONTENTS

Definitions	3
Forward Looking Statements	5
Prospectus Summary	5
Risk Factors	7
Use of Proceeds	14
Determination of Offering Price	14
Dilution	15
Selling Security Holders	16
Plan of Distribution	16
Description of Securities to be Registered	17
Interests of Named Experts and Counsel	18
Information with Respect to the Registrant	18
Material Changes	33
Incorporation of Certain Information by Reference	33
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	33
Other Expenses of Issuance and Distribution	34
Indemnification of Directors and Officers	34
Recent Sales of Unregistered Securities	35
Exhibits and Financial Statement Schedules	36
Undertakings	37
Signatures	39

Dealer Prospectus Delivery Obligation

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Definitions

The definitions set forth below shall apply to the indicated terms as used in this Prospectus.

Belly River Formation: The Belly River Formation is a stratigraphical unit of Late Cretaceous age in the Western Canadian Sedimentary Basin.  It takes the name from the Belly River, a tributary of the Oldman River in southern Alberta, and was first described in outcrop on the banks of the Oldman River(at the time considered part of the Belly River) and Bow River by George Mercer Dawson in 1883.  The Belly River Formation is composed of very fine grained sandstone with coarse grained beds and minor bentonite, coal, green shale and concretionary beds.  The Belly River underlies most of the Alberta plains. It can be traced eastward into central and southern Saskatchewan and southward into northern Montana. Oil production in the Belly River sandstone is generally restricted to west central Alberta, while gas can be found throughout much of the areal occurrence of the formation.

CAPL: The Canadian Association of Petroleum Landmen.  CAPL is a professional organization for people involved in all aspects of petroleum land management.  The CAPL membership includes individuals responsible for the acquisition, administration and disposition of mineral and/or surface rights for petroleum exploration and production companies, as well as related service and financial companies in the energy industry.

Crown Royalties:  In Canada, by virtue of an Act or an agreement made between the Lieutenant-Governor in Council and a person or corporation or a Crown grant, lease, licence, concession or other arrangement there is or has been reserved to the Crown a royalty or payment in the nature of a royalty or percentage upon the value, whether gross or net, of the profits, derived from minerals, timber, power or other produce or thing or commercial operation, all of which are in this Act referred to as royalty, it shall be considered to be a term of the Act, agreement, grant, lease, licence, concession or other arrangement unless otherwise expressly stated that the mineral, timber, power or other product or thing shall be disposed of at or about the current commercial market value.  The sales shall be made and the operations carried on upon ordinary and reasonable commercial terms and conditions so as to give to the Crown the royalty that is fair under the circumstances.  Where the royalty is upon net profits or returns or values, the charges deducted from the gross in order to arrive at the net profits shall be fair and reasonable and according to commercial practice. Where a royalty arises out of land, minerals, timber or water power it shall be considered to attach to and run with the land, minerals, timber or water power in the hands of every person or corporation to whom it is conveyed or by other means comes. A person or corporation receiving the profits is liable to pay and shall pay the royalty arising during his or her ownership or operation but where an enterprise is divided into parts by way of conveyance or otherwise, the arbitrators appointed as provided in this Act shall apportion the royalty amongst the owners or operators.

Drill Stem Test: A procedure for testing the surrounding geological formation through the drill pipe.

Farmee: The party that acquires the rights to drill and earn an assignment of the leasehold interest, receiving a farm-in.

Farmor: The party that assigns the rights to a Farmee.

Farm-in or farm-out: An agreement whereunder the owner of a working interest in an oil and natural gas lease assigns the working interest or a portion thereof to another party who desires to drill on the leased acreage.  Generally, the Farmee is required to drill one or more wells in order to earn its interest in the acreage, or to undertake certain expenditures related to the acreage.  The Farmor usually retains a royalty and/or reversionary interest in the lease.  The interest received by assignee Farmee is a “farm-in” while the interest transferred by the Farmor is a “farm-out.”

Operator: The person or company, either proprietor or lessee, that actually operates a well or lease.  The Operator is generally the oil or gas company that engages the drilling, service, and general working contractors, and assumes on behalf of the joint parties, governmental obligations.

Pekisko Formation:  The Pekisko Formation consists of medium to coarsely crystalline crinoidal limestone in beds as much as 15 meters thick interbedded with finely crystalline, dark grey to brownish grey, argillaceous dolomitic limestone with dark green chert nodules. It grades eastward to a light yellowish brown, coarse grained, bioclastic, chalky limestone, with dark shale and siltstone, and northward into dark grey shales.

Petroleum and Natural Gas Lease Agreement (“PNG Lease”).  The word terms in Canada generally refer to Government or Crown controlled rights to the minerals.  The length of time granted to the party or parties of a PNG Lease in Alberta, Canada, is five years, unless a party or the parties to the lease, drill a well to “hold” the lease indefinitely.  If no drilling occurs within the five year period, the parties to the PNG Lease forfeit their rights back to the Crown.

Porosity: The percentage of pore volume or void space, or that volume within rock that can contain fluids.  Porosity can be a relic of deposition (primary porosity, such as space between grains that were not compacted together completely) or can develop through alteration of the rock (secondary porosity, such as when feldspar grains or fossils are preferentially dissolved from sandstones).  Effective porosity is the interconnected pore volume in a rock that contributes to fluid flow in a reservoir.  It excludes isolated pores.  Total porosity is the total void space in the rock whether or not it contributes to fluid flow.  Thus, effective porosity is typically less than total porosity.

Reservoir: A subsurface body of rock having sufficient porosity and permeability to store and transmit fluids.  Sedimentary rocks are the most common reservoir rocks because they have more porosity than most igneous and metamorphic rocks and form under temperature conditions at which hydrocarbons can be preserved.  A reservoir is a critical component of a complete petroleum system.

Sour Gas: The general term for those gases that are acidic either alone or when associated with water.  Two sour gases associated with oil and gas drilling and production are hydrogen sulfide, H2S, and carbon dioxide, CO2.  Sulfur oxides and nitrogen oxides, generated by oxidation of certain sulfur- or nitrogen-bearing materials, are also in this category but not found in the anaerobic conditions of the subsurface.  Sour gas releases may impact on the environment and be the subject of the ability of a well to produce.

Strata: In geology and related fields, a stratum (plural: strata) is a layer of rock or soil with internally consistent characteristics that distinguishes it from contiguous layers.  Each layer is generally one of a number of parallel layers that lie one upon another, laid down by natural forces.  They may extend over hundreds of thousands of square kilometers of the Earth’s surface.  Strata are typically seen as bands of different colored or differently structured material exposed in cliffs, road cuts, quarries, and river banks.  Individual bands may vary in thickness from a few millimeters to a kilometer or more.  Each band represents a specific mode of deposition - river silt, beach sand, coal swamp, sand dune, lava bed, etc. Geologists study rock strata and categorize them by the material in the beds. Each distinct layer is usually assigned to a “formation” name usually based on a town, river, mountain, or region where the formation is exposed and available for study.

Undeveloped acreage: A lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working Interest or WI: The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “Risk Factors.”  An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Company Summary

We are a natural resource exploration stage company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets. We have elected to make this public offering of securities to raise the funds that are necessary to commence the expansion of our present operations.  Our decision to finance our expanded operations through this Offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing.   Following the effective date of this registration statement on Form S-1, in which this Prospectus is included, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made, however that we will be able to locate a market maker to submit such application or that such application will be approved.

The Company’s initial natural resource asset is a farm-out agreement we entered into with Stone Canyon Resources Inc., (“Stone Canyon”) on December 15, 2009 (“Farm-out Agreement”), whereby we have the right to earn 50% of Stone Canyon’s 9.5% working interest in an Alberta, Canada Crown PNG Lease ( the “Lease”), resulting in our having a 4.75% interest in the Lease.  The Lease comprises approximately 320 acres of land with specified petroleum and natural gas exploitation rights.  Under the terms of the Farm-out Agreement, we are required to pay a $5,000 initial fee and produce a geological evaluation and analysis report.  To date, we have paid the initial fee, and we plan to undertake the geological evaluation and analysis report should we be successful in completing this Offering.

Our principal executive offices are located at 7001 Winterberry Drive, Austin, Texas 78750. Our telephone number is (512) 289-2489.

THE OFFERING

Following is a brief summary of this Offering:

Securities being offered:	10,000,000 shares of common stock, par value $0.001

Offering price per share:	$0.01

Offering period:	The shares are being offered for a period not to exceed 90 days from the effectiveness of this Prospectus, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:	$100,000, based on all 10,000,000 shares being sold

Use of proceeds:
We anticipate raising a total of $100,000 under this Offering. We expect to expend $20,000 from the proceeds of this Offering on our proposed business plan to fund a geological evaluation on the oil and gas assets as required under our farm-in agreement.  We will expend a total of $28,000 for the costs of preparation of this Registration Statement, including legal and accounting, of which $6,250 has been paid from our initial working capital raised leaving a total of $21,750 to be paid from the proceeds of the Offering. The remaining funds raised from this Offering, which will total $58,250 will be used for general working capital, including office and administration expenses, transfer agent fees, blue sky fees, and filing fees and further exploration fees on our oil and gas assets as required.

Number of shares outstanding before the Offering:	12,500,000

Number of shares outstanding after the Offering if all the shares are sold:	22,500,000

Reporting Currency

Although our financial statements are reported in U.S. Dollars and are prepared according to U.S. GAAP, certain of our business operations may be conducted in Canadian dollars.  We provide the following summary regarding historical exchange rates between these currencies. For such purposes, the exchange rate means the noon buying rate for a United States dollar from the Bank of Canada (the "Noon Buying Rate").  These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate.  As we were recently incorporated in the State of Nevada on December 9, 2009, the following is a table of the monthly average Noon Buying Rates for the two months of December 2009 and January 2010.

	December 2009	January 2010
Average for period	0.9484	0.9588

On February 16, 2010, the Noon Buying Rate in effect for a Canadian dollar exchanged for a United States dollar was Cdn $0.9591.

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, the following is a general description of significant risk factors which should be considered. You should carefully consider the following material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.  Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

Risks Relating to Oil and Gas Operations

The oil and gas industry is highly competitive and we may be unsuccessful in acquiring further leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, many of which have substantially greater technical, financial and operational resources, including skilled and experienced staff capable of evaluating and analyzing suitable oil and gas business opportunities for drilling, exploitation and other operations to extract hydrocarbons.  These entities also compete with us for the financing of such oil and gas activities.  We may be unable to raise the necessary funds or complete any projected work.

As our lease requires geological evaluation to determine exploration opportunities, we may not be able to establish commercial reserves on it.

Exploration for commercial reserves of oil and gas is subject to a number of risk factors. Few of the prospects that are explored are ultimately developed into producing oil and/or gas wells. Our lease currently requires a geological evaluation to determine if it merits exploration, therefore our oil and gas assets are unproved and without proved reserves of oil and gas. We may not be able to establish commercial reserves on our lease.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our Company, any of which may have a material adverse effect on our Company.

The potential profitability of oil and gas projects is dependent upon many factors beyond our control, including: world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging or controls; adverse weather conditions can hinder drilling and production operations; production from any well may be unmarketable if it is impregnated with water or other deleterious substances; and the marketability of oil and gas which may be acquired or discovered will be affected by proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our Company. Further, exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

Oil and gas operations in Canada are also subject to Federal and Provincial laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling and production operations to be conducted; we may not receive such permits. Furthermore, oil and gas operations in Canada are also subject to Federal and Provincial laws and regulations including, but not limited to: the construction and operation of facilities; the use of water in industrial processes; the removal of natural resources from the ground, and the discharge/release of materials into the environment.  Environmental standards imposed by Federal and Provincial authorities may be changed or such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. Our current and anticipated exploration and drilling activities are subject to the aforementioned environmental regulations. When and if we establish reserves or enter into production, we will become subject to additional regulations which do not currently pertain to us or affect our current operations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Risks Relating to our Business

We have not yet fulfilled our obligations relating to the acquisition of our working interest in the Lease.

We are obligated to expend such funds as may be needed to complete a geological evaluation and analysis report to evaluate the hydrocarbon potential of the lease prior to earning our 4.75% working interest.  We have estimated the costs of such evaluation to be approximately $20,000 for the purpose of this Offering.  If we fail to raise sufficient funds under this Offering we could lose our potential working interest and you could lose a portion or all of your invested funds.

We have limited operating history and have earned no revenues to date.

We have limited operating history or revenues.  We expect to incur losses in the foreseeable future due to significant costs associated with our business development, including costs associated with our operations. There can be no assurance that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations.  Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period.

Hydrocarbon exploration is highly speculative in nature and there can be no certainty of our successful development of profitable commercial operations.

The exploration and the development of oil and gas properties involve significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  While the discovery of a commercially viable reservoir may result in substantial rewards, few properties which are explored are ultimately developed into producing properties.  Substantial expenses may be incurred to locate and establish hydrocarbon reserves, to establish processing facilities at a particular site and to establish delivery mechanisms for any produced resource. Whether a hydrocarbon discovery will be commercially viable depends on a number of factors, some of which are: the particular attributes of the reservoir, such as size, porosity, permeability, water cut, proximity to infrastructure; hydrocarbon prices which are highly cyclical; drilling and other related costs which appear to be rising; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of hydrocarbon and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital and, in fact, may cause our business to fail.

Although we do not currently have production from the Lease, we intend to pursue the development of the Lease in order to determine if production potential exists and, if so, to produce the Lease. There is no certainty that the expenditures made by us towards the exploration and evaluation of Lease will result in discoveries of commercial quantities of hydrocarbon.

Oil and gas exploration operations generally involve a high degree of risk.

Oil and gas exploration operations are subject to all the hazards and risks normally encountered in the exploration, development and production of hydrocarbon, including unusual and unexpected geological formations, seismic activity, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, well bores, damage to life or property, environmental damage and possible legal liability. Oil and gas operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God. Oil and gas operations are subject to hazards such as equipment failure which may result in environmental pollution and consequent liability.

If any of these risks and hazards adversely affect our oil and gas operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of our working interest in the Lease; (iii) cause delays or a stoppage in the exploration of hydrocarbon; (iv) result in damage to or destruction of processing facilities; and (v) result in personal injury or death or legal liability.  Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

We are an exploration-stage company with limited operating history and our estimates of hydrocarbon potential are only preliminary and based primarily on past, publicly available geological reports which may not reflect the actual reserves or the economic viability of the Lease.

Categories of inferred, probable and proved resources are recognized in order of increasing geological confidence. However, resources are not equivalent to reserves and do not have demonstrated economic viability.  There can be no assurance that resources in a lower category may be converted to a higher category, or that resources can be converted to reserves.  Inferred resources cannot be converted into reserves as the ability to assess geological continuity is not sufficient to demonstrate economic viability. Due to the uncertainty which may attach to inferred resources, there is no assurance that inferred resources will be upgraded to probable or proved resources with sufficient geological continuity to constitute proven and probable reserves as a result of continued exploration.

There is a degree of uncertainty to the estimation of reserves.  The estimating of reserves is a subjective process and the accuracy of estimates is a function of the quantity and quality of data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting engineering and geological information.  There is significant uncertainty in any reserves estimate, and the actual reserves encountered, if any, and the economic viability of any reserves may differ significantly from our estimates. Until reserves are actually produced, the quantity of reserves must be considered as estimates only.  In addition, the quantity of reserves and resources may vary depending on, among other things, oil and gas prices.  Any material change in quantity of reserves may affect the economic viability of the Lease.  In addition, there can be no assurance that recoveries in past drill stem tests will be duplicated in larger scale tests under on-site conditions or during production.  Fluctuation in hydrocarbon prices, results of drilling, testing and production and the evaluation of the Lease subsequent to the date of any estimate may require revision of such estimate.  The volume of reserves produced and recovery rates may not be the same as currently anticipated.  Estimates may have to be recalculated based on changes in prices of further exploration activity.  This could materially and adversely affect estimates of the volume reserves, estimated production rates, or of our ability to extract these reserves. These factors could have a material negative effect on our financial condition, results of operations and future cash flows.

We may not be able to compete with current and potential exploration companies, most of whom have greater resources and experience than we do in developing oil and gas reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We will be competing with many exploration companies which have significantly greater personnel, financial, managerial and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify.  This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in exploring for oil and gas, such as general accidents, explosions, chemical exposure and poisonous gases.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.  The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

Damage to the environment could also result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Hydrocarbon resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the hydrocarbon industry.  Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to oil and gas operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.  The exploration of hydrocarbon reserves are subject to all of the usual hazards and risks associated with such exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages.  The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of the Lease.  Difficulties, such as unusual or unexpected natural obstructions encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of information, and could delay our exploration program.  Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot, or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

The prices of oil and gas are highly volatile and a decrease in oil and gas prices can have a material adverse effect on our business.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities. The market prices of oil & gas fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations in the oil and gas market, from the time exploration for reserves is undertaken and the time production can commence, can significantly affect the profitability of a project.

Accordingly, we may begin to develop a property at a time when the price of the underlying reserves make such exploration economically feasible and subsequently, incur losses because oil and gas prices have decreased.  Adverse fluctuations of the oil and gas market price may force us to curtail or cease our business operations.

If we lose the services of any of our management team, we may not be able to continue to operate our business and may be required to cease operations. Our sole officer and director lacks technical training and/or experience in oil and gas exploration.

Mr. Ronald Petrucci, our sole Officer and Director, does not have operating experience in the oil and gas industry. Although Mr. Petrucci has significant management, financial and organizational skills, Mr. Petrucci lacks specific experience in starting or operating an oil and gas company. Unless we can retain qualified technical personnel to undertake our any future exploration plan we may not be able to complete such exploration. Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.   We have identified and intend to retain the services of two technical persons with oil and gas experience as described elsewhere in this Prospectus.   If we cannot retain the technical team identified, we would be forced to find other qualified management personnel to assist us in exploration of the Lease.  This could be costly to us in terms of both time and expenses. Therefore, if we were unable to replace the services and experience of our technical team we may be forced to discontinue our operations.

Our principal stockholders, including our sole officer and director own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Subsequent to the fully-subscribed offering under this Prospectus, our principal stockholder and our sole officer and director, in the aggregate, will beneficially own approximately or have the right to vote approximately 55.5% of our outstanding Common Shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

-	election of our board of directors;
-	removal of any of our directors;
-	amendment of our Articles of Incorporation or By-laws; and
-	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our director and executive officer and our principal stockholder collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Should he choose to vote independently, our principal stockholder will control any matters related to the Company as he has the right to vote approximately 55% of our outstanding Common Shares.   In addition, sales of significant amounts of shares held by our principal stockholder, or the prospect of these sales, could adversely affect the market price of our Common Shares Stock ownership of our principal stockholder may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as drilling rigs, service rigs, and excavators that we might need to conduct exploration.  We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete.  If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are engaged in the business of exploring and, if warranted and feasible, developing natural resource properties.  The Lease is in the exploration stage only and is without known reserves of natural resources.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term.  Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural resources, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We are an exploration stage company, and there is no assurance that a commercially viable “reserve” exists in the property on which we have the Lease.

We are an exploration stage company and cannot make any assurance that a commercially viable “reserve,” exists on our Lease.  Therefore, determination of the existence of a reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors.  If we fail to find a commercially viable reserve on the Lease, our financial condition and results of operations will be materially adversely affected.

We expect losses to continue in the future because we have no reserves and, consequently, no revenue to offset losses.

Based upon current plans and the fact that we currently do not have any reserves, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the acquisition of, and exploration of natural resource properties which do not have any income-producing reserves.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues may cause us to go out of business. We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

It is possible that there may be native or aboriginal claims to our property which could result in us incurring additional expenses to explore the Lease.

Although we believe that we have the right to explore the Lease, we cannot substantiate that there are not native or aboriginal claims to the Lease.  If a native or aboriginal claim is made to this Lease, it would negatively affect our ability to explore this Lease as we would have to incur significant legal fees protecting our right to explore the Lease.  We may also have to pay third parties to settle such claims.  If it is determined that there is a legitimate claim to this Lease then we may be forced to return this Lease without adequate consideration.  Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration completely.

Risks Relating to our Common Shares and the Trading Market

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 Common Shares with par value of $0.001. The future issuance of our authorized Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders.  We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Our Common Shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our Common Shares are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and it may be that none will do so.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

Secondary trading in Common Shares sold in this offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

 We may, in the future, issue additional Common Shares or other securities, including Preferred Shares, which would reduce investors’ percentage ownership and may dilute the value of our shares.

Our Articles of Incorporation authorize the issuance of 75,000,000 Common Shares with $0.001 par value. There are no other classes of securities authorized.  We may value any securities issued in the future on an arbitrary basis. The issuance of additional securities for future services or acquisitions or other corporate actions may also have the effect of diluting the value of the shares held by our investors and might have an adverse effect on the trading market for our Common Shares.

USE OF PROCEEDS

We intend to raise $100,000 dollars from the sale of 10,000,000 shares of common stock at $0.01 per share.  This Offering has a maximum amount of $100,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

We have raised a total of $12,500 dollars from the sale of common stock, as at December 31, 2009.    The total amount of $12,500 dollars has been raised from the sale of 200,000 shares of common stock to an officer and director of the Company, and the balance of 12,300,000 common shares of stock to an outside investor. These shares sold are restricted and are not being registered in this Offering.  From these proceeds, we made an initial payment of $5,000 as required under our Farm-out Agreement, and $6,250 towards the costs of the Offering as at the date of filing of this Prospectus, inclusive of incorporation costs of $1,250 and other costs totaling $5,000.

Upon completion of the Offering, based upon all 10,000,000 shares having been sold, the gross proceeds will be $100,000. No commissions are to be paid in association with the selling of our stock under this Offering, resulting in net proceeds of $100,000.  We will expend a total of $28,000 for the costs of preparation of this Offering, including legal and accounting, of which $6,250 has been paid from our initial working capital raised leaving a total of $21,750 to be paid from the proceeds of the Offering.    We will spend a further $20,000 from the funds raised under the Offering for our technical evaluation of our oil and gas assets.  The remaining funds raised from this Offering, which will total $58,250 will be used for general working capital, including the payment of $1,500 per month salary to our sole officer and director, office and administration expenses, transfer agent fees, blue sky fees,  and filing fees and further exploration fees on our oil and gas assets as required.

Should we raise the entire $100,000 we are seeking from this Offering and pay out the costs of the Offering, we will have sufficient funds for our operations for the twelve (12) month period following the completion of this Offering.  If we fail to raise $100,000 we are seeking from this Offering, we will have to find other methods to raise additional funds to pay for the expenses of this Offering and for our ongoing operations.  If we are unable to raise additional funding through this Offering or from other sources, we will not be able to survive more than several months. In that event, it will be critical that we begin to realize revenues as quickly as possible. We will require additional funding from either outside sources or from reserves to survive past our first year of operations. At this time, we have no anticipated sources of additional funds.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price for shares sold pursuant to this Offering is set at $0.01 per common share. To date, we have sold a total of 12,500,000 common shares for $0.001 per share, for total proceeds of $12,500.  Of these 12,500,000 shares, 200,000 shares were sold to an officer and director of the Company, and 12,300,000 shares were sold to an unrelated third party.  All of the shares of outstanding common stock are restricted.

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

-	our cash requirements;- the proceeds to be raised by the offering;
-	our lack of operating history; and
-	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholders.

There are no warrants, rights or convertible securities associated with this Offering.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.01 per share through this Offering.  Since our inception on December 9, 2009 through to December 31, 2009, an officer and director of the Company, and an unrelated third party, have purchased a total of 12,500,000 shares of our common stock, representing 100% of our issued and outstanding stock. There have been no additional sales of our stock subsequent to December 31, 2009.

As at December 31, 2009, our net tangible book value was $0.0007 per common share.  If we are successful in selling all of the offered shares at the public offering price, our pro forma net tangible book value will be $85,250 or approximately $0.0038 per share, which would represent an immediate increase of $0.0031 in net tangible book value per share.   Based upon the offering price of $0.01 per share, and assuming all the 10,000,000 shares are sold, new investors would incur immediate dilution of $0.0062 per share, representing 62% per share dilution.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% per cent of the offering is sold.

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.0007	0.0007	0.0007	0.0007
Net Tangible Book Value Per Share After Stock Sale	0.0009	0.0019	0.0029	0.0038
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	0.0007	0.0016	0.0024	0.0031
Immediate Dilution (subscription price of $0.01 less net tangible book value per share)	0.0091	0.0081	0.0071	0.0062

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)	$0.01
Net tangible book value per Share before Offering (2)	$0.0007
Increase Attributable to purchase of Stock by New Investors (5)	$0.0031
Net tangible book value per Share after Offering (3), (4)	$0.0038
Immediate Dilution to New Investors (6)	$0.0062
Percent Immediate Dilution to New Investors (7)	62%
(1) Offering price per equivalent common share.
(2) The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value.
(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to us from the current offering less the offering costs of $28,000.  Of the estimated offering costs of $28,000, $5,000 is already included as a deferred financing cost at December 31, 2009.
(4) The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.
(5) The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.
(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.
(7) The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

Following is a comparison of the differences of your investment in our shares with the share investment of our existing stockholders, officers and directors.

The existing stockholders have purchased a total of 12,500,000 shares for an aggregate amount of $12,500, or an average cost of $0.001 per share.  Your investment in our shares will cost you $0.01 per share.  In the event that this Offering is fully subscribed, the net tangible book value of the stock held by the existing stockholders will increase by $0.0031 per share, while your investment will decrease by $0.0062 per share. If this Offering is fully subscribed, the total capital contributed by new investors will be $100,000.  The percentage of capital contribution will then be 11.1% for the existing stockholders and 88.9% for the new investors.  The existing stockholders will then hold, as a percentage, 55.6% of our issued and outstanding shares, while the new investors will hold, as a percentage, 44.4%.

SELLING SECURITY HOLDERS

Our current stockholders are not selling any of the shares being offered in this Prospectus.

PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation, New Underwriters

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

Other Distributions

Our officer and director, Mr. Ronald Petrucci will sell securities on our behalf in this Offering.  Our officer and director intends to personally contact his friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We will not employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering.

Mr. Ronald Petrucci is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  He will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  He is serving as an officer and director and primarily performs substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Mr. Petrucci will not receive commissions or other remuneration in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.01 per share, with no minimum amount to be sold.  Our officer, director and existing stockholders and affiliates will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or for 90 days from the date of this prospectus, whichever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a stockholder of the Company and receive a share certificate for the number of shares subscribed for.

Offerings On Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative on Board of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification of Underwriters

Not Applicable.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization and Other Transactions

Not applicable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value.  We are not authorized to issue any series or shares of preferred stock.  Each record holder of common stock is entitled to one (1) vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Debt Securities

None.

Warrants and Rights

None.

Other Securities

None.

Market Information for Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

De Joya Griffith & Company, LLC, of Henderson, NV, have audited our financial statements for the period ended December 31, 2009, and presented its audit report dated February 18, 2010, regarding such audit which is included with this prospectus with De Joya Griffith & Company, LLC’s consent as experts in accounting and auditing.

Gersten Savage LLP has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with Gersten Savage LLP’s consent.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

We were incorporated on December 9, 2009, in the State of Nevada.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets, save for the right to earn a 4.75% working interest in an oil and gas prospect, as identified below. Neither we, nor our officer, director, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

We are a natural resource exploration company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets.  The Company’s first natural resource asset is a Farmout Agreement we entered into with Stone Canyon Resources Inc., on December 15, 2009, whereby we have the right to earn 50% of Stone Canyon’s 9.5% working interest in an Alberta, Canada Crown Petroleum and Natural Gas Lease Agreement (“PNG Lease”), resulting in our having a 4.75% interest of the PNG Lease.  The PNG Lease comprises approximately 320 acres of land with specified petroleum and natural gas exploitation rights.  Under the terms of the Farmout Agreement, we are required to pay a $5,000 initial fee and to produce a geological evaluation and analysis report (“Geological Evaluation”).  To date, we have paid the initial fee, and we plan to undertake the Geological Evaluation should we be successful in this Offering. We have allocated up to $20,000 from our funds to be raised under this Offering to complete the Geological Evaluation.    We currently have no revenue and no significant assets except those relating to the Farm-out Agreement.

During our current fiscal year, ending December 31, 2010, (the “Initial Period”), we plan to conduct the Geological Evaluation.  Under the terms of the Farm-out Agreement, we are required to provide this report prior to December 31, 2010, in order to earn our 4.75% interest.  Upon receiving the results of the Geological Evaluation, we will be in a better position to identify the potential hydrocarbon formations so that we can make an informative determination of the exploration process going forward to ascertain whether the PNG Lease possesses hydrocarbon reserves in commercial quantities.

There can be no assurance that the PNG Lease contains a commercially viable hydrocarbon reserve until appropriate exploratory work is completed and an evaluation based on that work concludes further work programs are justified.

During our Initial Period, we will also seek out other oil and gas properties throughout the Province of Alberta, Canada, focusing on acquisitions of properties where management believes further exploitation and development opportunities exist. If we are able to identify and acquire such properties, we will seek to assemble a portfolio of crude oil and natural gas prospects that management believes offer an appropriate combination of risk and economic reward, most particularly, those that:

-	Exhibit the potential for delivering superior rates of return on capital employed;
-	Accretive to cash flow per share;
-	Accretive to net asset value;
-	Accretive to reserves per share;
-
Potential for value enhancement through further exploitation, including improved production practices, additional development drilling, infill drilling or re-drilling/re-completion and improved marketing arrangements;

-	Assets that include associated undeveloped lands for development and exploration opportunities;
-	Geological opportunities identified as multi-zone potential; and
-	Near-term market access and sufficient infrastructure for increased activity.

Within the above context, management recognizes that all drilling involves substantial risk and that a high degree of competition exists for prospects. We do not intend to purchase other oil and gas companies, but rather identify oil and gas projects that other companies have made available on the open market. More particularly, we will seek out oil and gas prospects that could constitute longer life reservoirs, thereby withstanding several pricing cycles and having the ability to create value through exploitation, development and exploration activities, with a view to increasing stockholder value and returns. We will use the following operation and financial management approach to increase stockholder value and returns, taking into account our financial position, taxability and access to debt and equity financing:

-	Focus growth capital to higher quality reservoirs;
-	Utilize production enhancement techniques to increase productivity and add value within the parameters of good oilfield production practices; and
-	Create value from our asset base through exploitation, development and exploration activities.

It is anticipated that the number and diversity of these focus areas will expand with the growth of our business, however no assurance can be given that drilling will prove successful in establishing commercially recoverable reserves.  See “Risk Factors.”

While our primary plan is to acquire exploitation and exploration drilling prospects, we would consider acquiring properties that have existing production in order to generate cash flow for operations during the Initial Period or thereafter.  There can be no assurance that we will be successful in acquiring any properties that will allow us to generate revenues.

Currently, we will not undertake any prospects that require operatorship as we do not have sufficient staff or expertise to do so, and, such an undertaking requires additional licences and financial commitments to Province of Alberta government. We will initially concentrate on acquiring small working interests in exploration properties where the costs fit in with our proposed budget and for only those properties that have qualified operators. Acquisitions will be targeted in areas that will complement our previously identified focus area.

Should we be successful in reaching a stage where one of the properties in which we have a working interest, or should we acquire an interest in a producing property, our principal products are intended to be oil and gas and any related saleable by-products.  Our market will be traditional buyers of such products in the Province of Alberta.  As our products are of a commodity nature, we would not be dependent on a small number of customers. With respect to distribution of our products, we will rely on the operator of our oil and gas wells to distribute any oil and gas and saleable by-products.  We currently do not have any oil and gas production or products.

Our competition comes from other oil and gas companies that are acquiring oil and gas assets that we would contemplate acquiring due to its investment and capital costs compared to our financial capabilities.  Since our financial resources are severely limited at this time, we are at a distinct disadvantage when competing against companies with significant assets.

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. At present, we do not hold any intellectual property nor do we anticipate that we will have any need for any intellectual property.

Need For Government Approval of Principal Products or Services

In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil.  The price depends in part on oil quality, prices of competing fuels, distance to market, the value of refined products and the supply/demand balance.  Oil exports may be made pursuant to export contracts with terms not exceeding 1 year in the case of light crude, and not exceeding 2 years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board of Canada (“NEB”).  Any oil export to be made pursuant to a contract of longer duration (to a maximum of twenty-five (25) years) requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers.  Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada.  Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada.  Natural gas exports for a term of less than two years or for a term of 2 to 20 years (in quantities no greater than 30,000 m3/day) must be made pursuant to an NEB order.  Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

The government of Alberta also regulates the volume of natural gas which may be removed from the province for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

Costs and Effects of Compliance with Environmental Laws

Our oil and gas acquisitions will be subject to numerous federal, state and local laws and regulations relating to environmental protection from the time oil and gas projects commence until abandonment.  These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the issuance of permits in connection with exploration, drilling and production activities, the release of emissions into the atmosphere, the discharge and disposition of generated waste materials, offshore oil and gas operations, the reclamation and abandonment of wells and facility sites and the remediation of contaminated sites.  In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets.  Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.  Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed.  The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations.

We take the issue of environmental stewardship very seriously and will work diligently with our operators to insure compliance with applicable environmental and safety rules and regulations.  However, because environmental laws and regulations are becoming increasingly more stringent, there can be no assurances that such laws and regulations or any environmental law or regulation enacted in the future will not have a material effect on our operations or financial condition.

Employees

We presently have no employees.  We intend to hire consultants as required and rely on present management, being the director and officer, to direct our business.  We will need to hire employees with experience in the oil and gas industry as we implement our business plan to grow the Company by the acquisition of exploration and development properties where the Company may participate in drilling or in the acquisition of any business in the oil and gas industry.  As we grow through acquisitions we will require employees with oil and gas expertise to review potential acquisitions and accounting and administrative staff to manage revenues and expenditures.  We intend to hire these employees as we raise capital and complete acquisitions requiring these employees.  Should we find a property or properties of merit which would require an operator, we would need to hire additional staff for operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F St. NE, Washington, D.C. 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

Principal Exploration Project – The Lease of the Minhik prospect

Land in Alberta, Canada, is comprised of both public or government held mineral land title rights (called Crown lands) and privately held mineral land title rights (called freehold lands or fee-simple lands).  Approximately 80% of all land in Alberta is held by the government (Crown).  The surface right ownership of land is primarily held by private individuals.  Freehold or fee-simple held mineral rights may include one owner for both surface rights and mineral oil and gas rights, or may be severed so that the mineral rights title to the surface rights is held by one owner and the title to the oil and gas mineral rights is held by a separate owner.  The process to acquire either the freehold or fee-simple mineral rights or the surface rights is a process of directly negotiating with the private land title owner.  Crown mineral rights are all held and administered by the Government of Alberta.  The right to acquire and exploit Crown mineral rights, the annual rental payments for the mineral rights and the royalty collection and administration for the lands, is under the jurisdiction of Alberta Energy, a government energy department.  The operation management and exploitation management for the mineral rights and reservoirs, is under the jurisdiction of the Energy Resources Conservation Board, another government energy department.  The Crown oil and gas mineral rights are typically acquired by the process of public auction, most often held every two weeks, which grants the right to explore and exploit oil and gas to the individual or corporate bidder.  Surface rights that are negotiated contain provisions relating to such terms as access and damage compensation, and are typically secured prior to commencement of exploration activities.

We currently have the right to acquire a 4.75% working interest, as our sole asset, in an Alberta, Canada Crown Petroleum and Natural Gas Lease Agreement (“PNG Lease”), Number 0494090860 which Lease comprises approximately 320 acres of land with specified petroleum and natural gas exploitation rights. Our working interest partner, Stone Canyon Resources, Inc., (“Farmor”), presently owns a 9.5% working interest in this PNG Lease.  The Lease is located in the Minhik Area of Central Alberta We have agreed to pay Farmor, an amount of $5,000 as a consideration fee for the right to enter into the Farmout Agreement.  To date, we have paid the $5,000 and have executed the Farm-out Agreement with Farmor. A condition of the Farm-out Agreement between Farmor and the Company is that we are obligated to produce a geological evaluation and analysis report prior to December 31, 2010, at which time we will earn our 4.75% working interest in the PNG Lease for the mineral rights from the Top of the Colorado Group to the Base of the Pekisko formation.

We have limited finances and require additional funding in order to accomplish our exploration objectives. There is no assurance that we will have revenues in the future or that we will be able to secure other funding necessary for our future growth and expansion.  There is also no assurance that our oil and gas exploration activities will produce commercially viable reserves.  Our efforts to extract oil and gas may be unprofitable. We may seek relationships with other oil and gas exploration and development companies that will allow us to exploit idle and/or undeveloped resources.

Additional Disclosure Related to Oil and Gas Producing Activities

Disclosure of Reserves

We have only recently been incorporated and begun operations, and have not yet undertaken our initial Geological Evaluation of the PNG Lease.  Therefore, we do not yet have Proved Developer or Undeveloped Reserves, Probable Developed or Undeveloped Reserves, or Possible Developed or Undeveloped Reserves.

Proved Undeveloped Reserves

The Company currently has no Proved Undeveloped Reserves

Oil and Gas Production, Production Prices and Production Costs

The Company does not have any producing oil and gas properties at the present time.

Drilling and Other Exploratory and Development Activities

We have not undertaken any drilling activity on our existing lease and we do not intend to do so until such time as we have completed an evaluation as required under our agreement with the vendor of the leases to determine if drilling is merited.

Present Activities

We have recently entered into a Farm-out agreement whereby we will acquire a 4.75% interest in a certain oil and gas lease in the Province of Alberta.   There has not been any drilling activity, or other exploratory or development activities, on the PNG Lease in the past three years.  We intend to undertake a geological evaluation of the leases upon completion of the funding under this Offering.

Delivery Commitments

We have no current production and thus we have no delivery commitments at this time.

Oil and Gas Properties, Wells, Operations, and Acreage

As of the present date, we have no productive wells, and no developed acreage.  Based however, on our Farm-out Agreement, and subject to our completion of the geological evaluation required under that Agreement, we will have a 4.75% interest in certain undeveloped acreage.

Our Farm-out Agreement relates to the Minhik PNG Lease East Half Section 19, Township 44, Range 4, W5. The Minhik Area is located approximately 60 miles southwest of Edmonton, Alberta, Canada.  The Alberta Crown Petroleum and Natural Gas Lease Agreement, Number 0494090860, comprises approximately 320 acres of land with petroleum and natural gas exploitation rights from the surface to the base of the Pekisko formation. As a result of an earlier well drilled and producing from the Belly River, a formation above the Top of the Colorado, the entire PNG Lease has been continued (meaning no expiry) until the well drilled into the Belly River is abandoned, or until another deeper well is drilled and then abandoned.

Should our geological evaluation be positive, a subsequent next step may be for seismic work to be initiated.  Seismic is a scientifically driven electronic process, whereby electrical pulses are shot into the earth at one point within a measure grid, and whereby these electronic signals are “bounced” back to the surface and recorded by special instruments.  The electrical signal that is recorded through specific wave lengths as a result of the strata, provides the geophysicist (a specialized oil and gas mathematician and physicist) with an understanding of the strata below.  Seismic is a capital intensive proposition that is utilized to not only assist with the defining of the strata, but is also utilized to mitigate risk.

The Lease is accessible by all weather roads and pipelines exist within 1 mile of the Lease. The Farmor’s Operator purchased the Lease at an Alberta Government auction in September 24, 1994.  The Lease will not expire, conditional on a Crown review of “Shallow Rights Revision”, enacted into legislation and taking effect April 1, 2011.  Shallow Rights Revision is the forfeiting to the Crown of all formations of a PNG lease, below that of an existing well, for which no drilling has occurred into such lower formations.  Should the Crown determine the lease as shallow rights reversion, the Company will have three years to drill to hold the “revisionary” right to the PNG Lease, post the date such notice is provided to the Operator by the Crown.

No commercially viable reserves may exist on our Lease. Our plan of operations is to undertake our required Geological Evalation on this Lease in order to ascertain whether it possesses hydrocarbon reserves in commercial quantities.  We can provide no assurance to investors that our Lease contains a commercially viable hydrocarbon reserve until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.  As of the date of this Prospectus, we are not in possession of any more recent data on the Lease.  Further, we are not in possession of sufficient data to provide reliable estimates on the quantity, if any, of the potential hydrocarbon reserves which may exist on the Lease.  At the time of this Prospectus, we have no known reserves on our Lease.

Summary of Program

We intend to undertake an initial geological evaluation of our Lease upon completion of this Offering.  Should additional exploration or development work be undertaken, the Company will be required to participate in costs on a percentage basis commensurate with its then earned interest of 4.75%, and will earn a comparable percentage of net revenues from production activities should commercial operations be undertaken in the future.  We are not currently undertaking any exploration or drilling programs on our oil and gas leases, therefore there will be no other parties participating in our first program.   We will pay 100% of the costs of the geological evaluation and analysis, estimated to be $20,000.   Should we determine upon finalization of that report to undertake a drilling program on the leases then we would be required to notice the other companies which hold an interest in the oil and gas leases. It cannot be known at this time if the geological evaluation will indicate any exploration targets or recommend that we undertake any drilling activities on the leases.

The Risk Factors

See “RISK FACTORS” starting on page 7 of this Prospectus, where information regarding the risks associated specifically with our oil and gas program are identified, together with other industry and business risks.

Definitions

A glossary of terms used in this Prospectus as customarily used in the oil and gas industry is provided on page 3 of the Prospectus, under “Definitions”.

Terms of the Offering

We intend to raise $100,000 dollars from the sale of 10,000,000 shares of common stock at $0.01 per share.  This Offering has a maximum amount of $100,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Upon completion of the Offering, based upon all 10,000,000 shares having been sold, the gross proceeds will be $100,000. No commissions are to be paid in association with the selling of our stock under this Offering, resulting in net proceeds of $100,000.

Additional Assessments

There are no additional assessments which are currently known to us which may be later required from investors either for completion of wells or for drilling of additional wells.

Plan of Distribution

See “PLAN OF DISTRIBUTION” on page 16.

Proposed Activities

Upon the completion of this Offering and sufficient funds having been raised, we intend to retain the required geological consultant to undertake a geological evaluation and analysis report, estimated to cost up to $20,000.  The results of this report, in addition to securing our 4.75% interest in the Lease, will assist us in determining whether or not to proceed with further exploration on the Lease.  Should we determine to do so, a geological consultant will again be retained to recommend and undertake a work program on our Lease.   Until such time as we have retained the required consultant we cannot accurately predict what work program they will recommend or what the annual costs for the exploration will be.  Our management believes that we would most probably be required to raise additional funds in order to undertake any such further work program.

During the first year of operations, we will concentrate our efforts primarily on retaining a geological consultant to recommend and undertake a geological evaluation and analysis report, which must be presented to our working interest partner before December 31, 2010, in order to secure our 4.75% interest.

Dependent on the success of the evaluation of the lease and any proposed work program, we will determine whether to expend further funds on drilling on our existing property.  Should we determine not to proceed with this lease, then we will attempt to identify other exploration prospects. We will be required to drill a successful well or wells in order to commence revenues.  We cannot state with certainty at this time how long it will take to find a suitable acquisition for which we will have sufficient funds, or if we do find an acquisition which is an exploration or development property, how long it will take to drill a well.  Further, there can be no guarantees that if we drill a well we will be successful in being able to produce oil or gas in sufficient quantities to sustain our operations.

We estimate that by the end of summer 2010, we will have determined whether we will be undertaking any further work programs on our existing property, or if we will need to find an alternative suitable oil and gas property.

By the end of this fiscal year, we plan to have identified at least one property with the potential to be turned into a property with a producing well and which therefore warrants additional exploration activity. We expect that we will either be able to fund this growth from existing funds raised under the offering, or by loans or equity financings.

At the current time, we have not commenced any operations other than the first part of the acquisition of the working interest in our lease.  It is possible that during the review of this prospectus we could find an acquisition that would fit within our business plan or that we would determine we should participate in drilling on our existing prospect, in which case, we will look to raise funds for this acquisition by way of loans or convertible debentures, or the sale of additional shares.

Application of Proceeds

Refer to “USE OF PROCEEDS” section herein on page 14.

Participation in Costs and Revenues

We have paid a total of $5,000 pursuant to the Farmout Agreement between the Company and Stone Canyon Resources Inc.  We are required to fund an additional cost for the geological report and evaluation which we have estimated to be $20,000 for the purposes of this Offering.  Additional costs and expenditures could be required and we cannot at this time determine what those might be. Should we determine to undertake the drilling of the prospect then any oil and gas production from the Lease will be subject to an Alberta Government crown royalty of upwards of 50% depending on the quantity of the hydrocarbon produced and the price received for the hydrocarbon.

Compensation

None.

Management

During the first stages of our growth, our officer and director will direct and provide all the management to further the sourcing of oil and gas properties.  Currently he is providing his services free of charge, however at such time as we have completed the funding under this Offering we intend to enter into an employment agreement with Mr. Petrucci whereby he will receive $1,500 per month for his services.  Since we intend to operate with very limited administrative support, which we expect to undertake with part-time or outsourced clerical assistance, our officer and director will continue to be responsible for all other duties for at least the first year of operations, save for those consultants identified below who will be retained to undertake the evaluation of our property and, if warranted to direct the oil and gas exploration programs recommended.  We also intend to use these oil and gas consultants to identify and review other potential acquisition properties in the oil and gas sector that may be sourced by our management.  We have provided for the funds to hire these experts in our working capital budget from the funds to be raised under this Prospectus.  See also sections titled “Directors, Executive Officers, Promoters and Control Persons,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Transactions with Related Persons, Promoters and Certain Control Persons.”

Conflicts of Interest

We do not have any conflicts of interest that we are aware of at this time.  Conflicts of interest could occur with our technical consultants.

Prior Activities

We have entered into a Farm-out Agreement whereby we have the right to acquire a 4.75% interest in certain oil and gas leases more particularly described under “Oil and Gas Properties” on page 22.

Tax Aspects

Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date of this prospectus.  Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder.  A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

-
an individual citizen or resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

-
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

-	an estate the income of which is subject to United States federal income taxation regardless of its source; or
-
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof.  Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below.  This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances.  In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid United States federal income tax).  A change in law may alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, we recommend that you consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Other Information – Farmout Agreement

The Farmout Agreement includes the following terms and conditions:

a)	The Farm-Out Agreement will include the formations from Top of the Colorado Group to the Base of the Pekisko formation.
b)	The Company will farm-in on the PNG Lease on the basis of expending up to an estimated $20,000 to provide a geological review and analysis report, to earn a 475% working interest;
c)	There is no payout account;
d)	The Company will pay the Farmor $5,000 as a Consideration Fee to the privilege of execution the Farmout Agreement between the Company and Farmor;
e)
Upon the Consideration Fee being paid to Farmor, Farmor shall be obligated to proceed with the execution of the Farmout Agreement.  Failing to do so, will result in the forfeiture of the $5,000 payment fee to Farmor;

f)	The Company, post the execution of the Farmout Agreement shall have up to December 31, 2010 to initiate the geological evaluation and analysis study report;
g)
Upon The Company presenting the geological evaluation and analysis study report to the Farmor, the Farmor shall expedite the transfer of interest for the legal land title documents with the Crown, and thereby granting the Company legal ownership of 4.75% in the PNG Lease for the mineral rights from the Top of the Colorado Group to the Base of the Pekisko formation.;

h)	The Parties agree that this Farmout Agreement will contain the 1990 Operating Procedure of the CAPL and the 1988 Accounting Procedures of the CAPL.

Involvement in Certain Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Market Price of and dividends on the Registrants Common equity and Related Stockholder Matters

Market Information

Following the effective date of the registration statement on Form S-1 in which this prospectus is included becoming effective, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made however that we will be able to locate a market maker to submit such application or that such application will be approved.

There are no outstanding options or warrants to purchase, or securities convertible into, common equity.

Immediately after this offering, if fully subscribed, we will have 22,500,000 shares of common stock outstanding.  Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 12,500,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of common stock then outstanding, which will equal 225,000 shares of common stock immediately after this offering; and
-
If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
-
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Holders

As of December 31, 2009, and to date, there are two holders of our common stock, the only class of stock.  There are a total of 12,500,000 shares issued and outstanding, of which 200,000 are held by an officer and director of the Company, and 12,300,000 are held by an unrelated third party.

Holder	Common Stock Held before Offering	% Held before Offering	% Held after Offering (1)
Ron Petrucci, Director / Officer	200,000	1.6%	0.9%
Bradley Ronald Caister, >5% holder	12,300,000	98.4%	54.7%
Total, as a group		100%	55.6%
(1) Based on the two current shareholders not acquiring any stock from the 10,000,000 offering, and all 10,000,000 shares being sold.

The Company has never paid a cash dividend on its common stock and does not intend to pay cash dividends on its common stock in the foreseeable future.  The Company does not have any securities authorized for issuance under equity compensation plans.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

This registration statement contains forward-looking statements relating to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares of our capital stock.

The management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

As used in this registration statement and unless otherwise indicated, the terms “we”, “us”, the “Company” and “Dynamic Hydrocarbons” refer to Dynamic Hydrocarbons Ltd.

Liquidity

As the Company was incorporated on December 9, 2009, and therefore only recently commenced operations, there is limited historical basis for liquidity comparison and analysis.  However, the initial capital provided by the two shareholders, in the form of two private placements totaling $12,500, was sufficient to commence the operations of the Company, including the entering into of the Farm-out Agreement at a cost of $5,000, which is the foundation of the Company’s business and operational development plan.  Of the remaining $7,500, $1,250 was used to pay incorporation costs and $5,000 was used towards the costs of preparation of this Registration Statement, leaving $1,250 of cash on hand as of January 7, 2010.   If the Offering is successful, and we are able to raise the entire $100,000, we will have sufficient funds to meet operational costs for the current fiscal year, including payment of up to $20,000 to produce a Geological Analysis as required under the Farm-out Agreement and the payment of costs related to this Offering estimated to be a further $21,750.

Should the Geological Analysis prove to be favorable, or if the Company undertakes other aspects of its business plan that involve further exploration or acquisitions, then the Company will require additional funds.  The amount and timing of additional funds required cannot be definitively stated as at the date of this report and will be dependent on a variety of factors.  The Company does not anticipate that it will have any revenues generated from its operations for the next twelve months, and therefore would be required to raise additional capital either by way of loans or equity, which, in the case of equity, would be potentially dilutive to existing shareholders.   The Company cannot be certain that we will be able to raise any additional capital to fund our operations past the current fiscal year, or expanded operations.

Capital Resources

Pursuant to our Farm-out Agreement with Stone Canyon, we are required to expend an amount which we estimate to not be in excess of $20,000 to produce a Geological Analysis of the PNG Lease, on or before December 31, 2010.  These funds are expected to be drawn from the proceeds of this Offering, should we be successful in the Offering.   Additional capital resources would be required should we pursue additional components of our business plan, which amounts and source or sources of funds we have not yet determined.

Results of Operations

Our operations to date have been focused on establishing the Company, entering into our first Agreement that initiates our business plan, and preparing the Offering.   As of December 31, 2009, we had expended $5,000 of our available cash, incurred $4,250 in expenses relating to our incorporation and audit engagement, and created a $5,000 deferred financing cost asset pertaining to costs associated with this Offering.  As of the date of this filing we have expended $11,250 of the initial working capital raised.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and disagreements with accountants on accounting and financial disclosure

There are not currently and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position	Date Directorship Commenced
Ronald Petrucci	58	Chief Executive Officer, President, Secretary-Treasurer, Chief Financial Officer	December 9, 2009

Ronald Petrucci – Director, Chief Executive Officer, President, Secretary-Treasurer, Chief Financial Officer

Mr. Petrucci is in the MBA program at the Arizona State University Graduate School.  He holds a BA in Psychology with a Business Minor from St. Cloud University, Minnesota.  For the past 2 years he has been the President of Tower Solutions Corporation, a printer, fax, copier cartridge manufacturing and distribution start-up company with $2,000,000 in revenues and profitability in its first year of operation.  Prior to Tower Solutions Corporation, Mr. Petrucci was the Executive Vice President for Kyocera Mita, where he stabilized declining revenues and produced 10% yearly growth.  Mr. Petrucci’s management experience also includes being the Vice President/General Manager for Panasonic, the President of Danka Omnifax (Xerox) in Austin, Texas and various other successful management positions in the retail marketing industry.   Mr. Petrucci is not presently a director of any other reporting issuer.

Identification of Certain Significant Employees

We do not presently have any employees, however the Company has identified certain consultants with whom it anticipates engaging once the Company has completed this Offering and has sufficient funds to enter into engagement agreements.  These consultants will be retained to undertake certain geological and other oil and gas exploration related activities, as follows:

Mr. Raymond Schwartzenberger, Geologist.  Mr. Schwartzenberger received his B. Sc. Degree in Geology from the University of Alberta, Canada, in 1955.  Over the prior 10 years, Mr. Schwartzenberger has been President of Luray Consulting Ltd., providing geological oil and gas consulting to the junior oil and gas sector.  Prior to the said term, Mr. Schwartzenberger was the Exploration Manager for Ulster Petroleum Ltd.  From 1981 to 1986, Mr. Schwartzenberger was the Exploration Manager for Ladd Exploration Company.  From 1974 to 1980, Mr. Schwartzenberger’s work career also included geological positions with Canadian Occidental, Hudson Bay Oil and Gas Company and Amoco Canada.  His significant discoveries include the Marten Hills and Pembina gas fields in Alberta, Canada, along with major geological studies throughout the Western Canadian Sedimentary Basin.  Mr. Schwartzenberger is a member of APEGGA (The Association of Professional Engineers, Geologists and Geophysicists of Alberta).

Mr. Walter Romanchuk, Landman.  Mr. Romanchuk received his B. Comm. from the University of Alberta in 1975 and his Diploma in Computer Technology from the Northern Alberta Institute of Technology in 1971.  Over the prior 8 years Mr. Romanchuk has been an independent Landman working with junior oil and gas start-up organizations, and has jointly acted as a management representative for such companies as Texas T Resources Ltd., Reef Resources Ltd. and Albion Petroleum Ltd.  Mr. Romanchuk from 1980 to 1994 was the Canadian Division Administration Manager for Anadarko Petroleum of Canada Ltd., and prior was with Home Oil company Limited in Gas Operations and Gas Marketing.  Mr. Romanchuk is a member of the CAPL (Canadian Association of Petroleum Landmen).

Other Matters

There are no family relationships among our officers, directors, or persons nominated for such positions.

None of our executive officers, directors, significant employees, promotes or control persons have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

Executive Compensation

From the date of our inception through the date of this prospectus, our executive officer and director has not received and has not accrued any compensation of any form.

The Company has made no arrangements for the remuneration or compensation of its officers or directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.  Our executive officer anticipates that he will not receive, accrue, earn, be paid or awarded any compensation during our first year of operations.

We do not currently have a compensation committee.  In the future, the Company's executive compensation will be approved by the Board of Directors in the case of the Company's Principal Executive Officer. For all other executive compensation contracts, the Principal Executive Officer is expected to negotiate and approve contracts and compensation.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth all of the beneficial owners known to us to own more than five (5) percent of any class of our voting securities as of February 15, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Bradley Ronald Caister 2023, Hindhead Road Mississauga, Ontario, L5J 1N8	12,300,000	98.4
 (1) The percent of class is based on the total number of shares outstanding of 12,500,000 as of February 15, 2010.

Security Ownership of Management

The following table sets forth all of the ownership of all directors and nominees, and named executive officers, individually and as a group, as of February 15, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Ron Petrucci 7001 Winterberry Dr. Austin, Texas 78750	200,000	1.6%
Common	Directors and officers as a group	200,000	1.6%
 (1) The percent of class is based on the total number of shares outstanding of 12,500,000 as of February 15, 2010.

Changes in Control

On December 18, 2009, we sold a total of 12,300,000 shares to Bradley Caister, thus effecting a change of control with Mr. Caister being the controlling shareholder of the Company.

Transactions with Related Persons, promoters and Certain Control Persons

Transactions with Related Persons

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors or nominees, executive officers, or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Our director and president, Ron Petrucci, on December 9, 2009, purchased 200,000 shares of common stock in a private offering at $0.001 per share.

On December 18, 2009, we sold a total of 12,300,000 shares to Bradley Caister, thus effecting a change of control with Mr. Caister being the controlling shareholder of the Company.

Promoters and Certain Control Persons

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Mr. Caister, a shareholder of the Company holds a total of 12,300,000 shares of the Company and thus is the controlling shareholder of the Company

Parents

None.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

1.
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
3.
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

4.
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Costs of the issuance and distribution of the securities to be registered are as follows:

Expenditure Item	Amount
Costs of drafting Prospectus	$20,500
Legal Review and Opinion	2,500
Audit Fees	3,000
SEC Registration and Blue Sky Registration	50
Printing Costs and Miscellaneous Expenses	1,950
Total	$28,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 on two (2) occasions.

On December 9, 2009, we sold a total of 200,000 shares of our common stock in a private offering to one (1) stockholder, a director and officer of the Company, at a price of $0.001 per common share for $200.  On December 18, 2009, a private offering was completed, under which 12,300,000 shares of our common stock were sold by subscription at a price of $0.001 per share to one (1) stockholder for $12,300.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  No underwriters were used, and no commissions or other remuneration was paid except to us. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he or she was purchasing the securities for his or her own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Exemption from Registration Claimed

The 200,000 shares listed in the table below were sold under the Regulation D exemption and were exempt from registration pursuant to Rule 506 of Regulation D, promulgated by the SEC under the Securities Act of 1933.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

The 12,300,000 shares listed in the table below were issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchaser was made in an offshore transaction as defined by Rule 902(h).  No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchaser was not made to a U.S. person or for the account or benefit of a U.S. person.  The following conditions were present in the offer and sale:  a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration and; d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  No commissions or finders fees were paid by the Company in connection with the issuance of these shares.

The following table provides details of all stock sales transactions that have taken place during the period from our formation, on December 9, 2009, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Ron Petrucci	December 9, 2009	200,000
Bradley Ronald Caister	December 18, 2009	12,300,000
Total		12,500,000

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number	Description
3.1	Articles of Incorporation.	Filed herewith
3.2	Bylaws.	Filed herewith
5.1	Legal Opinion & Consent of Attorney	Filed herewith
10.1	Farmout Agreement dated December 15, 2009 between Stone Canyon Resources Inc. and Dynamic Hydrocarbons Ltd.	Filed herewith
23.1	Consent of Independent Auditor	Filed herewith

Our audited financial statements for the period ended December 31, 2009 appear on pages F-1 through F-11.

DYNAMIC HYDROCARBONS LTD.

FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (DECEMBER 9, 2009) TO
FISCAL YEAR ENDED DECEMBER 31, 2009

REPORTED IN UNITED STATES DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Dynamic Hydrocarbon Ltd.
Austin, Texas 78750

We have audited the accompanying balance sheet of Dynamic Hydrocarbon Ltd. (An Exploration Stage Company) as of December 31, 2009, and the statements of operations, stockholders’ equity and cash flows from Inception (December 9, 2009) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Hydrocarbon Ltd. (An Exploration Stage Company) as of December 31, 2009, and the results of its operations and cash flows from Inception (December 9, 2009) through December 31, 2009 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/DeJoya Griffith & Company, LLC
De Joya Griffith & Company, LLC
Henderson, Nevada

February 18, 2010

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Balance Sheets

December 31, 2009
(Audited)
ASSETS
Current assets:
Cash	$7,500
Deferred financing costs	5,000
Total current assets	12,500

Oil and gas properties:
Undeveloped, unproven properties	5,000
Total other assets	5,000
Total assets	$17,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$6,250
Accrued liability	3,000
Total current liabilities	9,250
Total liabilities	9,250

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 authorized,
12,500,000 shares issued and outstanding	12,500
Additional paid in capital	-
Deficit accumulated during the exploration stage	(4,250)
Total stockholders' equity	8,250
Total liabilities and stockholders' equity	$17,500

See Accompanying Notes

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Statements of Operations

From Inception
(December 9, 2009)
Through
December 31, 2009
(Audited)

Revenues	$-

General and administrative expenses:
Professional fees	3,000
Organizational expenses	1,250
Total operating expenses	4,250
Loss from operations	(4,250)

Net loss	$(4,250)

Basic loss per common share	$(0.0006)

Weighted average number of shares outstanding	7,468,182

See Accompanying Notes

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Statement of Stockholders' Equity
For the period from inception (December 9, 2009) to December 31, 2009
(Audited)

				Deficit
				Accumulated
	Common Stock,		Additional	During
	$0.001 Par Value		Paid In	Exploration
	Shares	Amount	Capital	Stage	Total

Inception, December 9, 2009	-	$-	$-	$-	$-
Shares issued for cash	12,500,000	12,500	-		12,500
Net loss				(4,250)	(4,250)
Balances, December 31, 2009	12,500,000	12,500	-	(4,250)	8,250

See Accompanying Notes

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Statements of Cash Flows

From Inception
(December 9, 2009)
Through
December 31, 2009
(Audited)

Cash flows from operating activities:
Net loss	$(4,250)
Adjustments to reconcile net loss to cash
provided (used) by operating activities:
Changes in current assets and liabilities:
Deferred financing cost	(5,000)
Accounts payable, trade	6,250
Accrued liability	3,000
Net cash flows from operating activities	-

Cash flows from investing activities:
Acquisition of undeveloped, unproven properties	(5,000)
Net cash flows used by investing activities	(5,000)

Cash flows from financing activities:
Proceeds from sale of common stock	12,500
Net cash flows from financing activities	12,500
Increase in cash	7,500

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$7,500

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-

                                                               See Accompanying Notes

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Notes to Financial Statements
For the period from Inception (December 9, 2009) to December 31, 2009
(Audited)

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – DYNAMIC HYDROCARBONS LTD. (identified in these footnotes as “we” or the Company) is a Nevada corporation incorporated on December 9, 2009. We are currently based in Austin, Texas but have acquired the rights to participate in the development of an oil and gas lease in Alberta, Canada, therefore, we intend to operate in the U.S. and Canada. We have selected December 31 as a fiscal yearend for financial reporting purposes.

Ronald J. Petrucci, our President, owns 200,000 of our 12,500,000 outstanding shares, at December 31, 2009.  See Note 7.

We are a natural resource exploration stage company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets.  We currently hold the right to acquire a 4.75% working interest in an oil and gas lease in Alberta, Canada, described in more detail below.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a quotation on the OTC Bulletin Board.  We are now exploring sources of capital.  In the current exploration stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to exploration stage enterprises. The Company is a exploration stage company as defined in the ASC Topic 915 for development stage companies.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  In the opinion of management, all adjustments considered necessary for fair presentation have been included in the financial statements. All losses accumulated since inception has been considered as part of the Company’s exploration stage activities.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Deferred Offering Costs - Deferred offering costs, consisting of legal, accounting and filing fees relating to an offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

Oil and gas properties – We use the successful efforts for method of accounting for oil and gas properties.   Under that method:

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2009

Note 1 - Organization and summary of significant accounting policies (continued):

Oil and gas properties – Continued:

a.	Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are charged to expense when incurred since they do not result in the acquisition of assets.
b.
Costs incurred to drill exploratory wells and exploratory-type stratigraphic test wells that do not find proved reserves are charged to expense when it is determined that the wells have not found proved reserves.

c.	Costs incurred to acquire properties and drill development-type stratigraphic test wells, successful exploratory well, and successful exploratory-type stratigraphic wells are capitalized.
d.	Capitalized costs of wells and related equipment are amortized, depleted, or depreciated using the unit-of-production method.
e.	Costs of unproved properties are assessed periodically to determine if an impairment loss should be recognized.

Other long-lived assets – Property and equipment are stated at cost less accumulated depreciation computed principally using accelerated methods over the estimated useful lives of the assets.  Repairs are charged to expense as incurred.  Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value.  At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable ASC regarding Accounting for Income Taxes, which require the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted applicable ASC regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 – Going concern:

At December 31, 2009, we were not currently engaged in an operating business and expect to incur exploration stage operating losses until operations commence, and for a period of time thereafter.  We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced.  We do not currently have sufficient capital to implement our business plan. Although we are exploring other sources of capital, and although we intend to file a registration statement with the Securities and Exchange Commission in an attempt to raise capital, and although our principal stockholder has verbally agreed to provide a limited amount of additional funds in the near term, there is no assurance that such efforts will succeed. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2009

Note 3 –Registration costs and related commitments:

We have engaged a consulting firm to assist us in filing a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  We believe that doing this will enable us to raise the capital necessary to implement our business plan. According to the written agreement with International Securities Group Inc., we have agreed to pay a flat fee of $25,000 for services necessary to file a Form S-1 Registration Statement. Of this amount, $5,000 has been paid upon execution of the agreement, and $20,000 will be payable in varying installments as specified events occur during the filing process.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

Note 4 – Oil and gas properties - The lease of the Minhik prospect

On December 15, 2009, we entered a Farmout Agreement with Stone Canyon Resources, Inc., a corporate body registered in the State of Colorado, USA, and having an office at the city of Calgary, Alberta, Canada. We currently have the right to acquire a 4.75% working interest, as our sole asset, in an Alberta, Canada Crown Petroleum and Natural Gas Lease Agreement (“PNG Lease”), Number 0494090860 which Lease comprises approximately 320 acres of land with specified petroleum and natural gas exploitation rights. Our working interest partner, Stone Canyon Resources, Inc., (“Farmor”) owns a 9.5% working interest in this PNG Lease.  The Lease is located in the Minhik Area of Central Alberta. We have agreed to pay the Farmor, an amount of $5,000 as a Consideration Fee, for the right to enter into the Farmout Agreement to then earn the 4.75% working interest in the Lease. To date, we have paid the $5,000 and have executed the Farmout Agreement with the Farmor.

Under the terms of the Farmout Agreement between the Farmor and the Company, we are obligated to produce a geological evaluation and analysis report to enable the Company to earn the 4.75% working interest in the PNG Lease for the mineral rights from the Top of the Colorado Group to the Base of the Pekisko formation.

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2009

Note 5 - Federal income tax:

We follow applicable ASC 740 regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

From inception, (December 9, 2009) Through December 31, 2009
Refundable Federal income tax attributable to:
Current operations	$(1,445)
Nondeductible expenses	1,445
Change in deferred tax valuation allowance	-
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Inception, (December 9, 2009) Through December 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$1,445
Less, Valuation allowance	(1,445)
Net deferred tax asset	$-

At December 31, 2009, we had an unused net operating loss carryover approximating $4,250 that is available to offset future taxable income which expires beginning 2030.

Note 6 – Issuance of shares:

As of December 31, 2009, the Company had issued shares of its $.001 par value common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

12/09/09	Shares sold for cash	200,000	$0.001	$200
12/18/09	Shares sold for cash	12,300,000	$0.001	$12,300
12/31/09	Cumulative Totals	12,500,000		$12,500

We sold 200,000 of the 12,500,000 shares for $200 in cash to Ronald J. Petrucci, our President.

DYNAMIC HYDROCARBONS LTD.
(An exploration stage enterprise)
Notes to Financial Statements
December 31, 2009

Note 7 – Related party transaction:

On December 9, 2009, the Company sold 200,000 shares for $200 in cash to Ronald J. Petrucci, our President.

Note 8 - New accounting pronouncements:

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

ASC Topic 855, "Subsequent Events", ASC Topic 810, "Accounting for Transfers of Financial Assets", ASC Topic 105 "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- were recently issued. Above codifications have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2010-03 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Note 9 - Subsequent events:

In accordance with FASB pronouncements regarding subsequent events, we have evaluated subsequent events through February 19, 2010, the date these financial statements are available to be issued.   We believe there are no subsequent events required to be disclosed pursuant to this pronouncement.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)      If the Company is relying on Rule 430B:
(i)      Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(b)      If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on March 3, 2010.

DYNAMIC HYDROCARBONS LTD.

By:	/s/ Ron Petrucci
Name:	Ron Petrucci
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date:	March 3, 2010	By:	/s/ Ron Petrucci
		Name:	Ron Petrucci
		Title:	Director, Principal Executive Officer, Principal Financial Officer, Secretary